Exhibit 99.1

Melinta Therapeutics Announces Restructuring Support Agreement with its Secured Lenders under its Senior Credit Facility

~ Company Initiates Voluntary Chapter 11 Process to Effectuate Restructuring Transaction While Continuing Normal-Course Operations ~

MORRISTOWN, N.J., December 27, 2019 – Melinta Therapeutics, Inc. (NASDAQ: MLNT) (the “Company” or “Melinta”), a commercial-stage company focused on the development and commercialization of novel antibiotics to treat serious bacterial infections, today announced that it has entered into a Restructuring Support Agreement (the “Agreement”) with the lenders under its senior credit facility, Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P, (the “Supporting Lenders”). Under the Agreement, the Supporting Lenders would acquire the Company as a going concern by exchanging $140 million of secured claims arising under its senior credit facility for 100 percent of the equity to be issued by the reorganized Company pursuant to a pre-negotiated chapter 11 plan of reorganization. The Agreement will be filed with the Securities and Exchange Commission in a current report on Form 8-K.

To facilitate the Agreement and address its debt and other obligations, Melinta initiated voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). The Company intends to operate its business in the normal course while it works to complete the transaction through the Chapter 11 process. In accordance with the Agreement, the Supporting Lenders will consent to the Company’s continued use of its existing cash and cash equivalents, which will provide the Company the liquidity necessary to operate its business in the normal course throughout this process. The Company also has filed customary motions with the Court seeking authorization to continue operating without interruption, including authorization to continue employee wages and benefit programs and pay the prepetition claims of certain critical vendors and honor customer programs in the normal course.

“While we have successfully conserved cash and enhanced revenue over the past several quarters, we nevertheless anticipate challenges in meeting the Company’s obligations, including near-term compliance with certain covenants,” said Jennifer Sanfilippo, interim chief executive officer. “We are confident that this process will secure new ownership of the business with the financial resources to support the Company’s antibiotics portfolio and ensure these potentially life-saving products continue to get to patients in need. We sincerely thank our employees and partners for their commitment to the antibiotics space, our business, and the patients we serve.”

The Company’s Agreement with the Supporting Lenders positions the Company to emerge from Chapter 11 on an expedited basis under new ownership and continue operating as a going concern on sound financial footing. At the same time, the Supporting Lenders’ proposal to acquire the Company remains subject to a Court-supervised competitive process, which could result in higher and better offers. Melinta and its advisors will evaluate competing bids that may be submitted in accordance with court-approved procedures to ensure the Company receives the highest and best offer for its business in connection with the Chapter 11 process. The closing of any transaction will be subject to Bankruptcy Court approval. The Company aims to complete this process by the end of the first quarter of 2020.

Melinta is advised in this transaction by Skadden, Arps, Slate, Meagher & Flom LLP, Jefferies, LLC, Portage Point Partners, LLC, and Cole Scholtz LLP. The Supporting Lenders are advised in this transaction by Sullivan & Cromwell LLP, Houlihan Lokey and Landis Rath & Cobb LLP.

Additional information about Melinta’s Chapter 11 cases can be found at: www.kccllc.net/melinta.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including statements related to guidance. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made and include statements regarding: expectations with respect to the Company’s liquidity, financial performance, cash position and operations; the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company’s businesses; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company’s businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the Restructuring Support Agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual in the United States and worldwide; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; the risk that the Company’s Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an acquisition pursuant to a plan of reorganization or asset sale; the Company’s long-term outlook; the Company’s preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control.

Risks and uncertainties for the Company include, but are not limited to, the decisions of the Court; negotiations with the Company’s debtholders, the Company’s creditors and any committee approved by the Court; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the Restructuring Support Agreement and any other financial arrangement while in Chapter 11 proceedings; negotiations with the Supporting Lenders and/or third-party bidders on a potential acquisition pursuant to a plan of reorganization or asset sale; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operation. Many of these factors that will determine actual results are beyond the Company’s ability to control or predict.

Other risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, its Definitive Proxy Statement filed April 30, 2019, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, and September 30, 2019, and in other filings that the Company makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

For More Information:

Investor Inquiries:

Susan Blum

(312) 767-0296

ir@melinta.com